IDS LIFE INSURANCE COMPANY
                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                       1933 Act              1940 Act
                                                                       Reg. Number           Reg. Number
IDS Life Variable Account 10
     IDS Life Flexible Portfolio Annuity                               33-62407              811-07355
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Flexible Annuity                                         33-4173               811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Variable Retirement and Combination
     Retirement Annuities                                              2-73114               811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Employee Benefit Annuity                                 33-52518              811-3217
IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Group Variable Annuity Contract                          33-47302              811-3217
IDS Life Insurance Company
     IDS Life Group Variable Annuity Contract (Fixed Account)          33-48701              N/A
IDS Life Insurance Company
     IDS Life Guaranteed Term Annuity                                  33-28976              N/A
IDS Life Insurance Company
     IDS Life Flexible Payment Market Value Annuity                    33-50968              N/A
IDS Life Variable Life Separate Account
     Flexible Premium Variable Life Insurance Policy                   33-11165              811-4298
IDS Life Variable Life Separate Account
     Flexible Premium Survivorship Variable Life
     Insurance Policy                                                  33-62457              811-4298
IDS Life Variable Life Separate Account
     Single Premium Variable Life Insurance Policy                     2-97637               811-4298
IDS Life Variable Account for Smith Barney
     Single Premium Variable Life Insurance Policy                     33-5210               811-4652
IDS Life Account SBS
     Symphony Annuity                                                  33-40779              812-7731
IDS Life Account RE
     Real Estate Variable Annuity                                      33-13375              N/A
IDS Life Variable Annuity Fund A                                       2-29081               811-1653
IDS Life Variable Annuity Fund B                                       2-47430               811-1674

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster, Bruce Kohn and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products of existing separate accounts (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

         Dated the 19th day of August, 1997.


/s/  David R. Hubers                                          August 15, 1997
------------------------------------
     David R. Hubers
     Director


/s/  Richard W. Kling                                         August 18, 1997
 -----------------------------------
     Richard W. Kling
     Director and President


/s/  Paul F. Kolkman                                          August 19, 1997
------------------------------------
     Paul F. Kolkman
     Director and Executive Vice
     President


/s/  James A. Mitchell                                        August 15, 1997
------------------------------------
     James A. Mitchell
     Director, Chairman of the
     Board and Chief Executive Officer


/s/  Barry J. Murphy                                          August 14, 1997
------------------------------------
     Barry J. Murphy
     Director and Executive Vice
     President, Client Service


/s/  Stuart A. Sedlacek                                       August 19, 1997
------------------------------------
     Stuart A. Sedlacek
     Director and Executive Vice
     President, Assured Assets


/s/  Melinda S. Urion                                         August 14, 1997
------------------------------------
     Melinda S. Urion
     Director, Executive Vice
     President and Controller